UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 5, 2007
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On June 5, 2007, IBM issued a press release announcing the settlement of an SEC investigation.  The press release is Attachment I of this Form 8-K.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 5, 2007

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary

ATTACHMENT I

IBM REACHES SETTLEMENT AGREEMENT WITH SEC ON FIRST-QUARTER
2005 EARNINGS AND EQUITY COMPENSATION EXPENSING DISCLOSURES

•    IBM agrees to cease and desist order

•    No fine or monetary penalty imposed

ARMONK, N.Y., June 5, 2007 ... IBM  (NYSE:IBM) today announced that the company has reached an agreement with the U.S. Securities and Exchange Commission (SEC) to resolve the previously disclosed investigation by the SEC concerning the company’s disclosures relating to its first-quarter 2005 earnings and expensing of equity compensation. IBM initially disclosed this investigation in an SEC Form 8-K, dated June 27, 2005.

In connection with the agreement, IBM has consented to entry of an administrative order by the SEC directing that IBM cease and desist from committing or causing any violations of certain of the reporting provisions of the federal securities laws and related SEC rules.  IBM consented to this order without admitting or denying any wrongdoing.  The SEC’s order contains no finding of securities fraud or violation of any antifraud provision of the federal securities laws and related SEC rules.  No monetary penalty or fine was imposed in connection with the resolution of this matter.